SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   ----------

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                       November 2, 2000 (October 24, 2000)
                Date of Report (Date of earliest event reported)




                                 INTERPOOL, INC
               (Exact Name of Registrant as Specified in Charter)



        Delaware                       1-11862                  13-3467669
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of Incorporation)                                       Identification No.)





211 College Road East, Princeton, New Jersey                        08540
   (Address of Principal Executive Offices)                       (Zip Code)



                                 (609) 452-8900
               Registrant's telephone number, including area code


                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.


On October 24, 2000, Interpool, Inc. (the "Registrant") consummated the transactions contemplated by an Asset Purchase Agreement, dated as of July 27, 2000, between the Registrant and Transamerica Leasing, Inc. (the "Seller"), a subsidiary of Transamerica Finance Corporation and AEGON N.V, as amended on October 24, 2000 (the "Asset Purchase Agreement"). Pursuant to the Asset Purchase Agreement, the Registrant acquired substantially all of the domestic containers, chassis and trailers of Seller's North American intermodal division ("Transamerica N.A. Intermodal") and related assets and assumed certain liabilities related to the assets and Seller's business for an aggregate purchase price of approximately $681 million in cash, subject to post-closing adjustments. The Registrant currently plans to use the assets it acquired pursuant to the Asset Purchase Agreement in its own intermodal business. The Registrant funded the acquisition through a combination of cash on-hand and proceeds from (i) committed secured financing facilities arranged by First Union Securities, Inc. in an amount equal to approximately $101 million and (ii) a syndicated secured loan arranged by Citicorp USA, Inc. in an amount equal to approximately $300 million. In connection with the transactions contemplated by the Asset Purchase Agreement, the Registrant and Seller entered into a Transition Services Agreement under which the Seller has agreed to provide certain information and transition services to the Registrant to enable the Registrant to continue operating the assets it acquired from the Seller. The foregoing description of the Asset Purchase Agreement is qualified in its entirety by the terms and conditions of the Asset Purchase Agreement which is incorporated herein by reference to the Form 8K filed on November 2, 2000. On October 24, 2000, the Registrant issued a press release announcing the consummation of the transactions contemplated by the Asset Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.



INDEX TO FINANCIAL STATEMENTS


                                                                            Page
                                                                            ----

Report of Independent Public Accountants                                       4

Balance Sheets as of September 30, 2000 and December 31, 1999                  5

Statements of Income for the nine month period ended September 30,             6
     2000, and the years ended December 31, 1999 and 1998

Statements of Changes in Divisional Equity for the nine month period ended
     September 30, 2000 and the years ended December 31,
     1999 and 1998                                                             7

Statements of Cash Flows for the nine month period ended
     September 30, 2000 and the years ended December 31, 1999 and 1998         8

Notes to Financial Statements                                                  9

Unaudited Pro Forma Combined Condensed Consolidated Financial
     Statements                                                               18

                    Report of Independent Public Accountants


To the Board of Directors of Interpool Inc.:

We have audited the accompanying balance sheets of Transamerica N.A. Intermodal (the "Company") as of September 30, 2000 and December 31, 1999, and the related statements of income, changes in divisional equity, and cash flows for the nine month period ended September 30, 2000 and the years ended December 31, 1999 and 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Transamerica N.A. Intermodal as of September 30, 2000 and December 31 1999, and the results of its operations and its cash flows for the nine month period ended September 30, 2000, and the years ended December 31, 1999 and 1998 in conformity with accounting principles generally accepted in the United States.



                                                             ARTHUR ANDERSEN LLP

New York, New York
July 27, 2001

                          TRANSAMERICA N.A. INTERMODAL
                                 BALANCE SHEETS
                             (dollars in thousands)

                                                              9/30/00   12/31/99
                                                             --------   --------
Assets:
   Cash and Marketable Securities                            $   --     $     15

   Revenue Earning Equipment                                  930,446    868,929
   Accumulated Depreciation                                   354,438    328,076
                                                             --------   --------
   Net Revenue Earning Equipment                              576,008    540,853

   Accounts Receivable, net of allowance for doubtful
      accounts of $1,292 and 1,263 in 2000 and 1999
      respectively                                             30,895     35,920

   Other Assets                                                10,117      9,616
                                                             --------   --------
       Total Assets                                          $617,020   $586,404
                                                             ========   ========

Liabilities and Divisional Equity:
   Accounts Payable and Accrued Expenses                     $ 22,769   $  9,687

   Deferred Tax Liabilities                                   166,011    156,654

   Advances from TAL                                          371,131    364,055
                                                             --------   --------

      Total Liabilities                                       559,911    530,396

   Commitments and Contingencies

   Divisional Equity                                           57,109     56,008
                                                             --------   --------

          Total Liabilities and Divisional Equity            $617,020   $586,404
                                                             ========   ========



      The accompanying notes are an integral part of these balance sheets.

                             TRANSAMERICA N.A. INTERMODAL
                                 STATEMENTS OF INCOME
                                (dollars in thousands)


                                                       9 Months Ended  Year Ended   Year Ended
                                                           9/30/00      12/31/99    12/31/98
REVENUES:
                                                         ------------------------------------
    Leasing Revenues                                      $ 122,917    $ 165,885    $ 164,353
                                                         ------------------------------------

COST AND EXPENSES:
    Lease operating expenses                                 33,696       36,707       40,906
    Administrative expenses                                  10,055       12,402       18,394
    Depreciation and amortization of leasing equipment       39,458       50,387       49,836
    Other (income)/expense, net                              (2,062)      (2,336)      (3,917)
    Interest expense, net of interest earnings from TAL      18,107       22,546       23,679
                                                         ------------------------------------
                                                             99,254      119,706      128,898
                                                         ------------------------------------

    Income before provision for income taxes                 23,663       46,179       35,455

PROVISION FOR INCOME TAXES                                    9,357       18,102       14,088
                                                         ------------------------------------

NET INCOME                                                $  14,306    $  28,077    $  21,367
                                                         ====================================






        The accompanying notes are an integral part of these statements.

TRANSAMERICA N.A. INTERMODAL
STATEMENTS OF CHANGES IN DIVISIONAL EQUITY
(dollars in thousands)





Balance, December 31, 1997                                             $ 58,682

   Net Income                                                            21,367

   Dividends Paid                                                       (24,263)
                                                                       --------

Balance, December 31, 1998                                               55,786


   Net Income                                                            28,077

   Dividends Paid                                                       (27,855)
                                                                       --------

Balance, December 31, 1999                                               56,008


   Net income                                                            14,306

   Dividends Paid                                                       (13,205)
                                                                       --------

Balance, September 30, 2000                                            $ 57,109
                                                                       ========





        The accompanying notes are an integral part of these statements.

                          TRANSAMERICA N.A. INTERMODAL
                            STATEMENTS OF CASH FLOWS
                             (dollars in thousands)


                                                             9 Months       Year Ended     Year Ended
                                                            Ended 9/30/00    12/31/99       12/31/98

CASH FLOWS FROM OPERATING ACTIVITIES:
    Net Income                                               $    14,306    $    28,077    $    21,367
    Depreciation and amortization                                 39,458         50,387         49,836
    Gain on sale of leasing equipment                             (1,090)        (1,511)        (3,550)
    Accounts and notes receivable                                  5,025        (11,296)           144
    (Increase) decrease in other assets                             (501)          (662)            (4)
    Increase in accounts payable and accrued expenses             13,082           (447)        (1,365)
    Deferred Tax Provision                                         9,357         18,102         14,088
                                                             -----------    -----------    -----------
       Net cash provided by operating activities                  79,637         82,650         80,516
                                                             -----------    -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Acquisition of leasing equipment                             (77,286)       (64,568)       (49,498)
    Proceeds from dispositions of leasing equipment                3,763          8,342         12,070
                                                             -----------    -----------    -----------
       Net cash used for investing activities                    (73,523)       (56,226)       (37,428)
                                                             -----------    -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Net advances from (reimbursements to) TAL                      7,076          1,446        (18,825)
    Dividends paid                                               (13,205)       (27,855)       (24,263)
                                                             -----------    -----------    -----------
       Net cash provided by financing activities                  (6,129)       (26,409)       (43,088)
                                                             -----------    -----------    -----------

Net increase (decrease) in cash and short-term investments           (15)            15           --
                                                                      15           --             --
                                                             -----------    -----------    -----------
CASH AND SHORT-TERM INVESTMENTS, BEG. OF PERIOD              $      --      $        15    $      --
                                                             ===========    ===========    ===========

         The accompanying notes are an integral part of these statements

TRANSAMERICA N.A. INTERMODAL
NOTES TO THE FINANCIAL STATEMENTS
SEPTEMBER 30, 2000 (IN THOUSANDS)


(1) Nature of operations and significant accounting policies:

Nature of operations -

Transamerica N.A. Intermodal (the "Company"), is a division of Transamerica Leasing Inc. ("TAL") itself a wholly owned subsidiary of Transamerica Finance Corp. ("TFC"), Transamerica and AEGON, NV. Separate accounting records were maintained for the Company, however financial statements prepared in accordance with accounting principles generally accepted in the United States had not been historically prepared; all assets, liabilities, revenues and expenses attributable to the Company being part of the financial results of TAL. As such, the Company was economically dependent upon TAL.

The Company conducts business principally in three industry segments. These are the leasing of (i) domestic intermodal chassis, (ii) rail trailers and (iii) domestic containers. The customers for this equipment are a significant number of domestic companies, some of which are domestic subsidiaries or branches of international shipping lines. Equipment is principally purchased directly or acquired through lease agreements.

In October 2000, the Company was acquired by Interpool Inc. Under the terms of the agreement, substantially all of the domestic containers, chassis, and trailers along with related assets and liabilities were sold to Interpool Inc.

Basis of Presentation--

The accompanying financial statements present the operations of the Company. Financial statement balances have been derived from the financial records of TAL, which contained businesses other than the domestic intermodal chassis, rail trailer, and domestic container businesses. These financial statements are presented as if the Company had existed as an entity separate from TAL during the periods presented, and includes financial information directly related to the Company's operations and allocated costs from TFC and TAL for services provided to the Company by these entities. Divisional equity at January 1, 1998 represents the net assets of the Company at that point in time and does not reflect cumulative income statement activity from the Company's inception. These statements do not purport to reflect the financial position, or results of operations or cash flows, that would have resulted if the Company had operated as a separate entity. Management believes the financial statements of the Company to be a fair representation of Company's financial position, results of operations and cash flows within the framework of TAL's business.

The assets of the Company were determined by specific identification of the assets used in, or relating to, the Company's business.

Revenue Recognition -

Equipment leasing revenues include revenue generated from operating leases, which are recognized over the term of the respective lease agreements.


Expense Recognition --

The statements of income of the Company include all costs directly attributable to the Company and also include allocated expenses for services provided by TFC and TAL. All lease operating expenses, depreciation, and other income and expenses are directly attributable to the Company . Certain administrative expenses including employee benefits, occupancy, information technology services and technology usage that relate to the Company have been allocated. In 2000 and 1999, expense allocations have been based on specific identification or headcount equivalents. During 1998, expense allocations were based on fleet size. Management believes that these allocations are reasonable and represent their best estimate. These allocations are not necessarily indicative of the costs and expenses that would have resulted if the Company had been operated as a separate entity.

Cash --

The Company maintains only a notional cash balance. TAL provides the Company with all of its liquidity needs.

Accounts Receivable --

Accounts receivable represent amounts due from lessors for the rental of the Company's equipment. The Company's policy is to establish an allowance for possible losses for at least 50% of an account balance when an account is 120 past due and to write-off the account when it becomes 365 days past due. Management believes the allowance for doubtful accounts of $1,292 and $1,263 at September 30, 2000 and December 31, 1999, respectively, provide adequate reserves for potentially uncollectable accounts.

Other Assets -

Other assets include land and buildings, furniture and equipment, capitalized software costs, and prepaid licensing expenses. Buildings are being depreciated over 20 years using the straight-line method. Furniture and equipment are being depreciated over 10 years using the straight -line method. Capitalized software costs are being depreciated over 5 years using the straight-line method. Depreciation expense during the nine months ended September 30, 2000, and the years ended December 31, 1999 and 1998 totaled $626, $321 and $169 respectively. Prepaid licensing costs are depreciated using the straight-line method over the life of the related license.

Income Taxes -

The Company's operations and those of TAL and TFC are included in the Federal and state income tax returns of Transamerica under the terms of a tax sharing agreement. Pursuant to the tax sharing agreement, Transamerica utilizes net operating loss carryforwards generated by the Company and TAL. The Company records a deferred tax asset equal to the amount of the net operating losses utilized and earns interest income on these balances from TAL. This interest income is recorded net of interest expense on the accompanying statements of income and totaled $1,173, $2,488, and $2,954 for the nine month period ended September 30, 2000 and the years ended December 31, 1999 and 1998.

Leasing Equipment -

Depreciation and  amortization of leasing  equipment,  both equipment  currently
on-lease  to  customers  and  available  for  hire,   are  provided   under  the
straight-line method based on the following useful lives:

                  Rail Trailers                       13-1/2 years
                  Domestic Containers                 12 years
                  Chassis                             15 to 20 years

Gains or losses derived from the disposition of leasing equipment are recorded in the year of disposition.

The residual value of leasing equipment is estimated based on the projections for the economic value and market value of the respective intermodal equipment as well as the experience in leasing and selling similarly aged equipment. Such projected values are reviewed and updated when market and/or economic conditions change.

Concentration of credit risk -

The Division extends credit to its customers after extensive credit evaluation. At September 30, 2000 and December 31, 1999 less than 1% of accounts receivable for operating leases were from customers outside of the United States.

In 2000, 1999 and 1998 the Company's top 20 customers represented approximately 84%, 87% and 88% respectively, of its consolidated divisional revenues.

Prospective accounting pronouncements -

     In June 1998, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB issued Statement No. 137, Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB Statement No. 133. In June 2000, the FASB issued Statement 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133. Statement 133, as amended, establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. The Statement requires that changes in the derivative instrument's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative instrument's gains and losses to offset related results on the hedged item in the income statement, to the extent effective, and requires that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting.

Statement 133, as amended, is effective for fiscal years beginning after June 15, 2000. A company may also implement the Statement as of the beginning of any fiscal quarter after issuance (that is, fiscal quarters beginning June 16, 1998, and thereafter). Statement 133 cannot be applied retroactively. Statement 133 must be applied to (a) derivative instruments and (b) certain derivative instruments embedded in hybrid instruments. With respect to hybrid instruments, a company may elect to apply Statement 133, as amended, to (1) all hybrid instruments, (2) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1997, or (3) only those hybrid instruments that were issued, acquired, or substantively modified after December 31, 1998. The Company has determined that it did not hold any derivative or hybrid instruments as defined by Statement 133.

Use of estimates -

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect amounts reported in the financial statements and the accompanying disclosures. The more significant estimates that impact these statements include such items as allocations of costs and expenses from TAL and TFC to the Company. In the opinion of management, the allocation of costs and expenses are reasonable; however, they are not necessarily indicative of costs and expenses that would have been incurred had the Company been operated as an unaffiliated entity. Although management believes these estimates to be reasonable, actual results could differ from those estimates.

(2)  Leasing Activities:

As lessee -

As of September 30, 2000, the aggregate annual minimum rental commitments under operating leases having initial or remaining noncancellable terms in excess of one year are as follows:

2001        $3,629
2002        $2,075

The Company leases office space under rental agreements expiring at various dates into 2002. The remaining aggregate minimum commitments are as follows:

2001        $205
2002        $ 17

As Lessor -

As of September 30, 2000 the Company had noncancellable operating leases, under which it will receive future minimum rental payments as follows:

2001        $24,456
2002        $19,179
2003        $ 8,942
2004        $ 8,286
2005        $ 5,584

(3) Allowance for doubtful accounts:

The following summarizes the activity in the allowance for doubtful accounts:

                                               2000         1999         1998
                                              -------      -------      -------
Balance, beginning of period                  $ 1,263      $   949      $ 1,528
     Provision charged to expense               3,494          530         --
    Write-offs, net of recoveries              (3,465)        (216)        (579)
                                              -------      -------      -------
Balance, end of period                        $ 1,292      $ 1,263      $   949
                                              =======      =======      =======

The allowance for doubtful accounts includes the Company's estimate of allowances necessary for receivables. As of September 30, 2000 and December 31, 1999, included in accounts receivable are non-performing receivables of $371 and $569, respectively.

(4) Advances from TAL and Divisional Equity:

The Company was dependent upon TAL for all financing of business operations. Historically, TAL has managed the leverage of the Company to a ratio of 6.5:1. As a result, advances from TAL and divisional equity on the accompanying balance sheets represent amounts calculated based on these established leverage ratios. Shareholders equity is increased by earnings of the Company and reduced by dividends to arrive at the 6.5:1 leverage ratio. Interest expense incurred on the advances from TAL totaled $19,280, $25,034, and $26,633 for the nine month period ended September 30, 2000, and the years ended December 31, 1999 and 1998, respectively, and is recorded net of interest income earned from Transamerica under the terms of the tax sharing agreement on the accompanying income statements. The effective interest rates charged by TAL to the Company on these advances (which are based on TAL's average cost of funds) were 7.1%, 6.8%, and 6.9% for the nine month period ended September 30, 2000, and the years ended December 31, 1999 and 1998, respectively.

(5) Commitments and Contingencies:

At September 30, 2000, the Division had outstanding purchase commitments for equipment of approximately $14,958.

The Company is engaged in various legal proceedings from time to time incidental to the conduct of its business. In the opinion of management, the Company is adequately insured against the claims relating to such proceedings, and the ultimate liability arising out of such proceedings will not have a material adverse effect on the financial condition or results of operations of the Company.

(6) Cash Flow Information:

For the periods ended September 30, 2000, December 31, 1999 and 1998, cash paid for interest expense (net of interest earned from TAL in accordance with the tax sharing agreement) was approximately $18,107, $22,546 and $23,679, respectively. No cash was paid for Federal or state income taxes during the periods ended September 30, 2000, December 31, 1999, and December 31, 1998.

(7) Income Taxes:

Significant components of deferred tax assets and liabilities were as follows:

                                                        9/30/00         12/31/99
                                                       --------         --------
Deferred tax assets:
     Loss carry forwards                               $ 13,804         $ 23,984

Deferred tax liabilities:
     Operating property, net                           $179,815         $180,638
                                                       --------         --------

Net deferred tax liability                             $166,011         $156,654
                                                       ========         ========

A reconciliation of the U.S. statutory tax rate to the actual tax rate follows:

                                            2000           1999           1998
                                           ------         ------         ------

U.S. statutory rate                          35.0%          35.0%          35.0%
State taxes                                   4.5%           4.2%           4.7%
Actual tax rate                              39.5%          39.2%          39.7%

The provision for income taxes reflected in the accompanying statements of income is as follows:

                                        9 Months Ended  Year Ended   Year Ended
                                           9/30/00      12/31/99      12/31/98
                                         -----------   -----------   -----------

U.S. Federal                             $     7,596   $    15,727   $    12,156
State                                          1,761         2,375         1,932
                                         -----------   -----------   -----------
                                         $     9,357   $    18,102   $    14,088
                                         ===========   ===========   ===========

Current                                  $      --     $      --     $      --
Deferred                                       9,357        18,102        14,088
                                         -----------   -----------   -----------
                                         $     9,357   $    18,102   $    14,088
                                         ===========   ===========   ===========

(8) Employee Benefit Plans:

Transamerica had a savings plan for eligible employees. Under the employee savings plan, Transamerica contributed an amount equal to 75% of employee contributions up to a maximum of 6% of each employee's salary, or $10,500 each year. Contributions are directed by the employees into investment funds maintained in accordance with the employee savings plan. Transamerica contributions charged to the Company's operations related to the Company's employees amounted to $150 and $160, and $108 in 2000,and 1999, and 1998 respectively. The company also maintains a supplemental retirement plan program for all full-time eligible employees. Due to the over funded status of the Transamerica plan, no contributions were required by the Transamerica in 2000, and 1999, and 1998 respectively.

In addition, the Company maintained a bonus/incentive plan program for substantially all full-time employees. Transamerica expenses charged to operations associated with this program were $641 and $537, and $323 in 2000, 1999, and 1998 respectively.

(9) Segment and geographic data:

                        9 Months ended September 30, 2000

                                                                    Domestic
                                             Chassis       Rail    Containers  Consolidated
                                             -------       ----    ----------  ------------
              ($000's)
Revenues from external customers            $  57,357    $ 48,151   $  17,409    $122,917

Lease operating & administrative expenses      21,573      21,589         589      43,751

Depreciation & amortization                    13,689      16,878       8,891      39,458

Other income/(expense), net                     1,172       1,058        (168)      2,062

Interest expense                                8,382       7,361       2,364      18,107

Income before taxes                            14,885       3,381       5,397      23,663

Leasing Equipment, net                        302,100     166,901     107,007     576,008

Equipment purchases                            38,672      15,886      22,728      77,286

Total segment assets                        $ 323,443    $181,329   $ 112,248    $617,020

                                      1999

                                                                          Domestic
                                              Chassis        Rail        Containers   Consolidated
                                              -------        ----        ----------   ------------
            ($000's)
Revenues from external customers            $    67,231   $    76,713   $    21,941   $   165,885

Lease operating & administrative expenses        19,023        27,166         2,920        49,109

Depreciation & amortization                      16,495        22,988        10,904        50,387

Other income/(expense), net                       1,414           882            40         2,336

Interest expense                                 10,284         9,272         2,990        22,546

Income before taxes                              22,843        18,169         5,167        46,179

Leasing Equipment, net                          277,883       169,343        93,627       540,853

Equipment purchases                              54,653            --         9,915        64,568

Total segment assets                        $   299,217   $   190,075   $    97,112   $   586,404


                                      1998
                                                                          Domestic
                                              Chassis        Rail        Containers   Consolidated
                                              -------        ----        ----------   ------------
            ($000's)
Revenues from external customers            $    60,453   $    82,288   $    21,612   $   164,353

Lease operating & administrative expenses        19,869        33,823         5,608        59,300

Depreciation & amortization                      15,437        24,064        10,335        49,836

Other income/(expense), net                       1,119         2,629           169         3,917

Interest expense                                  9,743        10,430         3,506        23,679

Income before taxes                              16,523        16,600         2,332        35,455

Leasing Equipment, net                          242,613       195,114        95,776       533,503

Equipment purchases                              27,527         6,117        15,855        49,449

Total segment assets                        $   257,058   $   214,128   $    95,895   $   567,081

(10) Quarterly financial data (unaudited):

        ($000's)                 1st           2nd           3rd          4th
                               -------       -------       -------      --------
2000
Revenues                       $40,588       $41,118       $41,211           N/A

Net Income                     $ 5,718       $ 5,240       $ 3,348           N/A


1999
Revenues                       $39,774       $40,090       $41,259       $44,762

Net Income                     $ 6,293       $ 6,120       $ 6,759       $ 8,905


1998
Revenues                       $38,731       $39,442       $41,082       $45,098

Net Income                     $ 3,105       $ 4,753       $ 5,473       $ 8,036

(11) Subsequent Events:

In October 2000, Interpool Inc. completed its acquisition of the Company. Under the terms of the agreement, Interpool Inc. acquired substantially all of the domestic containers, chassis, and rail trailers of the Company and related assets and assumed certain of the liabilities of the business. Interpool Inc. paid approximately $681,000 in cash for the acquisition, which includes $8,400 in fees and other costs for advisors, of which $1,650 is payable to a director of Interpool Inc. for consultation services rendered. The acquisition was financed through a combination of cash on hand, proceeds obtained from a committed secured financing facility in the amount of approximately $300,000, as well as approximately $101,000 of proceeds obtained from a chassis securitization facility established in July 2000.

In the acquisition, Interpool Inc. acquired approximately 70,000 chassis, 23,000 rail trailers, and 18,000 domestic containers. The acquisition was effective October 1, 2000 in a transaction accounted for under the purchase method of accounting, accordingly the acquired assets and liabilities have been recorded at the estimated fair values at the date of acquisition on the financial statements of Interpool Inc.

                     UNAUDITED PRO FORMA COMBINED CONDENSED
                        CONSOLIDATED FINANCIAL STATEMENTS


In the schedules below, we attempt to illustrate the financial results that might have occurred if Interpool's acquisition of Transamerica N.A. Intermodal had been completed previously. Presented are Unaudited Pro Forma Combined Condensed Consolidated Statements of Income for nine month period ended September 30, 2000 and year ended December 31,1999 as if the acquisition had been consummated at the beginning of the each period presented. Also presented is the Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of September 30, 2000 as if the acquisition had been consummated on the balance sheet date. These unaudited pro forma combined condensed consolidated financial statements should be read in conjunction with the historical consolidated financial statements of Interpool and related notes and "Management's Discussion and Analysis of Results of Operations and Financial Condition" contained therein, with respect to Interpool, in the Interpool's December 31, 2000 Annual Report on Form 10-K, as amended, and the Quarterly Report on Form 10-Q for the nine months ended September 30, 2000

It is important to remember that this information is hypothetical, and does not necessarily reflect the financial performance that would have actually resulted if the acquisition had been completed on the dates discussed. It is also important to remember that this information does not necessarily reflect future financial performance.

                                 INTERPOOL, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
             FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999
                             (dollars in thousands)

                                                                           Nine Month Period Ended September 30, 2000
                                                           -----------------------------------------------------------------------
                                                                       Transamerica
                                                                           N.A.        Less:                         Interpool/T.A.
                                                           Interpool    Intermodal   Assets Held     Pro Forma         Pro Forma
                                                           Historical   Historical   For Sale(1)     Adjustments        Combined
                                                           ----------   ----------   ----------       ----------     --------------
REVENUES:
                                                           ----------   ----------   ----------       ----------       ----------
    Leasing Revenues                                       $  196,348   $  122,917   $   65,560       $       --       $  253,705
                                                           ----------   ----------   ----------       ----------       ----------

COST AND EXPENSES:
    Lease operating expenses                                   27,075       31,396       18,348                            40,123
    Administrative expenses                                    36,612       10,055        3,830                            42,837
    Depreciation and amortization of leasing equipment         48,625       39,458       25,769           (1,836)(2)       60,478
    Other (income)/expense, net                                 1,344          238         (890)                            2,472
    Interest expense, net                                      46,842       18,107                       (18,107)(3)       62,850
                                                                                                           7,850(3)
                                                                                                           8,158(4)
                                                           ----------   ----------   ----------       ----------       ----------
                                                              160,498       99,254       47,057           (3,935)         208,760
                                                           ----------   ----------   ----------       ----------       ----------

    Income before provision for income taxes and
       extraordinary items                                     35,850       23,663       18,503            3,935           44,945

PROVISION FOR INCOME TAXES                                      5,350        9,357        7,401            1,574(5)         8,880
                                                           ----------   ----------   ----------       ----------       ----------

    Income before change in accounting principle and
       extraordinary item                                      30,500       14,306       11,102            2,361           36,065

    Cumulative effect of change in accounting principle,
    net of applicable taxes of $440                               660           --           --               --              660

    Extraordinary gain on debt retirement, net of
    Applicable taxes of $560                                      840           --           --               --              840
                                                           ----------   ----------   ----------       ----------       ----------
NET INCOME                                                 $   32,000   $   14,306   $   11,102       $    2,361       $   37,565
                                                           ==========   ==========   ==========       ==========       ==========

NET INCOME PER SHARE (BASIC)                               $     1.17          N/A          N/A              N/A       $     1.37
                                                           ==========   ==========   ==========       ==========       ==========
NET INCOME PER SHARE (DILUTED)                             $     1.16          N/A          N/A              N/A       $     1.36
                                                           ==========   ==========   ==========       ==========       ==========

                                 INTERPOOL, INC.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF INCOME
             FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 2000 AND
                        THE YEAR ENDED DECEMBER 31, 1999
                             (dollars in thousands)

                                                                                  Year Ended December 31, 1999
                                                   --------------------------------------------------------------------------------
                                                                  Transamerica       Less:                            Interpool/T.A.
                                                    Interpool    N.A. Intermodal  Assets Held          Pro Forma        Pro Forma
                                                    Historical     Historical     For Sale (1)       Adjustments        Combined
                                                   ------------   ------------    ------------       ------------      ------------
REVENUES:
                                                   ------------   ------------    ------------       ------------      ------------
Leasing Revenues                                   $    217,840   $    165,885    $     98,654       $         --      $    285,071
                                                   ------------   ------------    ------------       ------------      ------------

COST AND EXPENSES:
Lease operating expenses                                 44,798         36,707          25,362                               56,143
Administrative expenses                                  29,050         12,402           4,724                               36,728
Depreciation and amortization of leasing equipment       61,736         50,387          33,892             (1,964)(2)        76,267
Other (income)/expense, net                               2,628         (2,336)           (922)                --             1,214
Interest expense, net                                    54,357         22,546                            (22,546)(3)        71,307
                                                                                                           10,257(3)
                                                                                                            6,693(4)
                                                   ------------   ------------    ------------       ------------      ------------
                                                        192,569        119,706          63,056             (7,560)          241,659
                                                   ------------   ------------    ------------       ------------      ------------

Income before provision for income taxes
and extraordinary items                                  25,271         46,179          35,598              7,560            43,412

PROVISION FOR INCOME TAXES                                3,400         18,102          14,239              3,024(5)         10,287
                                                   ------------   ------------    ------------       ------------      ------------

Income before change in accounting principle
and extraordinary item                                   21,871         28,077          21,359              4,536            33,125

Extraordinary gain on debt retirement, net of
applicable taxes of $494                                    740             --              --                 --               740
                                                   ------------   ------------    ------------       ------------      ------------

NET INCOME                                         $     22,611   $     28,077    $     21,359       $      4,536      $     33,865
                                                   ============   ============    ============       ============      ============
NET INCOME PER SHARE (BASIC)                       $        .82            N/A             N/A                N/A      $       1.23
                                                   ============   ============    ============       ============      ============
NET INCOME PER SHARE (DILUTED)                     $        .80            N/A             N/A                N/A      $       1.20
                                                   ============   ============    ============       ============      ============

                                 INTERPOOL, INC.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEETS
                     FOR THE PERIOD ENDED SEPTEMBER 30, 2000
                             (dollars in thousands)

                                                                  Transamerica                     Interpool/TA
                                                    Interpool    N.A. Intermodal  Pro Forma         Pro Forma
                                                    Historical     Historical    Adjustments        Combined
                                                    -----------    -----------   -----------       -----------
Assets:
Cash and Marketable Securities                      $   352,164    $        --   ($  280,000)(1)   $    72,164
Revenue Earning Equipment, Net                          948,451        576,008        66,500(2)      1,311,473
                                                                                    (279,186)(3)
Net Accounts Receivable                                  36,613         30,895        (5,900)(3)        61,608
Assets Held for Sale                                         --             --        16,284(2)        299,500
                                                                                     285,086(3)
Other Receivables, net                                   84,154             --            --            84,154
Investment in Direct Financing Leases                   185,815             --            --           185,815
Other Investment Securities, at fair value               32,305             --            --            32,305
Other Assets                                             86,900         10,117        (1,883)(2)        95,134
                                                    -----------    -----------   -----------       -----------

Total Assets                                        $ 1,726,402    $   617,020   ($  199,099)      $ 2,142,453
                                                    ===========    ===========   ===========       ===========


Liabilities And Stockholders' Equity:
Accounts Payable and Accrued Expenses               $    71,712    $    22,769   ($    5,848)(2)   $    88,633

Deferred Tax Liabilities                                 23,632        166,011      (166,011)(2)        23,632

Deferred Income                                             550             --            --               550


Debt and Capital Lease Obligations                    1,222,775        371,131      (371,131)(4)     1,623,775
                                                                                     401,000(4)

Company Obligated Redeemable Preferred Securities
                                                         75,000             --            --            75,000

Minority Interest in Equity of Subsidiaries               1,858             --            --             1,858
                                                    -----------    -----------   -----------       -----------
Total Liabilities                                     1,395,527        559,911      (141,990)        1,813,448
                                                    -----------    -----------   -----------       -----------

Stockholders' Equity:
Common Stock                                                 28             --            --                28
Additional Paid-in Capital                              124,184             --            --           124,184
Treasury Stock                                           (1,170)            --            --            (1,170)
Retained Earnings                                       206,527         57,109       (57,109)          206,527
Accumulated Other Comprehensive Income                    1,306             --            --             1,306
                                                    -----------    -----------   -----------       -----------
Total Stockholders' Equity                              330,875         57,109       (57,109)          330,875
                                                    -----------    -----------   -----------       -----------

Total Liabilities And Stockholders' Equity            1,726,402        617,020   ($  199,099)        2,144,323
                                                    ===========    ===========   ===========       ===========

               Notes to Pro Forma Combined Condensed Consolidated
                              Financial Statements
                                   (unaudited)


The Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations have been prepared to reflect the acquisition as if the acquisition occurred at the beginning of the period presented. The acquisition has been accounted for under the purchase method of accounting.

The following is a summary of the adjustment reflected in the Unaudited Pro Forma Combined Consolidated Statements of Income:


     1. At the date of acquisition, it was the Intent of Interpool Inc. to sell the rail trailers and domestic containers acquired from Transamerica N.A. Intermodal. In January 2001, Interpool and TIP Intermodal Services (TIP) announced a definitive agreement for the sale of 50,000 rail trailers and domestic containers including all 41,000 rail trailers and domestic containers owned by Transamerica N.A. Intermodal prior at the time of acquisition. This sale was consummated on March 30, 2001. As such, Interpool accounted for these assets during the holding period as assets held for sale. Accordingly, the revenues and expenses related to the operations of the assets acquired from Transamerica N.A. Intermodal are eliminated from the operating results of Interpool Inc. and are added to the carrying value of the assets held for sale.

     2. Represents adjustment to depreciation expense associated with the step up in basis of the assets acquired to fair value based upon the remaining useful life of the related equipment.

     3. Represents the reversal of interest expense, net incurred by Transamerica N.A. Intermodal of $18,107 and $22,546 for the nine month period ended September 30, 2000 and the year ended December 31, 1999, respectively, and the addition of interest expense of $26,016 and $33,964 on debt incurred by Interpool Inc. related to the acquisition, less interest expense of $18,166 and $23,707 associated with the Transamerica N.A. Intermodal assets to be sold, which was capitalized to assets held for sale for the nine month period ended September 30, 2000 and the year ended December 31, 1999, respectively.

     4. Represents the adjustment to reflect interest earnings on Interpool cash and cash equivalents which would have been foregone had the transaction been consummated at the beginning of the period presented.

     5. Represents the adjustment to the tax provision based on the above adjustments to the statements of income based on the statutory rate of 40%.

The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet was prepared to reflect the Acquisition as of September 30, 2000.

The following is a summary of the adjustments reflected in the Unaudited Pro Forma Combined Consolidated Balance Sheet:

In October 2000, Interpool Inc. completed its acquisition of Transamerica N.A. Intermodal. Under the terms of the agreement, Interpool Inc. acquired substantially all of the domestic containers, chassis, and rail trailers of Transamerica N.A. Intermodal and related assets assumed certain of the liabilities of the business. Interpool Inc. paid approximately $681 million in cash for the acquisition, which includes $8.4 million in fees and other costs for advisors, of which $1.65 million is payable to a director of Interpool Inc. for consultation services rendered. The acquisition was financed through a combination of cash on hand, proceeds obtained from a committed secured financing facility in the amount of approximately $300 million as well as approximately $101 million of proceeds obtained from a chassis securitization facility established in July 2000.

     1. Represents the cash on hand used by Interpool, Inc. to acquire Transamerica N.A. Intermodal.

     2. Represents the adjustment of the assets and liabilities acquired by Interpool Inc. to their fair values, which includes the write up of revenue earning equipment by $66.5 million, the write down of other assets of Transamerica N.A. Intermodal of $1.8 million (primarily capitalized software costs), and the elimination of accrued liabilities and deferred tax liabilities maintained by Transamerica N.A. Intermodal, not assumed by Interpool of $5.8 million and $166 million, respectively.

     3. At the date of acquisition, it was the Intent of Interpool Inc. to sell the rail trailers and domestic containers acquired from Transamerica N.A. Intermodal. In January 2001, Interpool and TIP Intermodal Services (TIP) announced a definitive agreement for the sale of 50,000 rail trailers and domestic containers including all 41,000 rail trailers and domestic containers owned by Transamerica N.A. Intermodal prior to the acquisition. The amounts shown in the above pro forma balance sheet represent the reclassification of assets at their fair value (anticipated sale price) (comprised of the rail trailers and domestic containers at $279.2 million and $5.9 million of related accounts receivable). In addition, an additional $16.3 million of the purchase price was capitalized to assets held for sale which represents the estimated net results of operations of the Transamerica N.A. Intermodal rail trailers and domestic containers to be sold, from October 1, 2000 through March 31, 2001 (the estimated date of sale of the equipment).

     4. Represents the elimination of $372.7 million of advances from TAL to Transamerica N.A. Intermodal not assumed by Interpool Inc. and the debt of $401 million incurred by Interpool Inc. in financing the acquisition.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  April 3, 2001


                                                   INTERPOOL, INC.


                                               By:
                                                    ----------------------------
                                               Name:   Mitchell Gordon
                                               Title:  Chief Financial Officer

                                  EXHIBIT INDEX


2.1 Asset Purchase Agreement, dated as of July 27, 2000, by and between Interpool, Inc. and Transamerica Leasing Inc.(incorporated herein by reference to the Form 8K filed on November 2, 2000)

2.2 Amendment No.1 to the Asset Purchase Agreement, dated as of October 24, 2000, by and between Interpool, Inc. and Transamerica Leasing Inc. (incorporated herein by reference to the Form 8K filed on November 2, 2000)


99.1 Press Release issued by the Interpool, Inc., dated October 24, 2000.